EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-41766 on Form S-8 of Berkshire Hills Bancorp, Inc. of our report dated July 1, 2019 appearing in this Annual Report on Form 11- K of the Berkshire Bank 401(k) Plan for the year ended December 31, 2018.

                         Crowe LLP

New York, New York
July 1, 2019